                                                                    EXHIBIT 4.23

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS AND ALL APPLICABLE STATE SECURITIES LAWS.


WARRANT NO. ___                                               _________, 199[_]


                WARRANT TO PURCHASE [____] SHARES OF COMMON STOCK
                           OF IXC COMMUNICATIONS, INC.

        IXC Communications, Inc., a Delaware corporation (the "Company"), hereby certifies that [_________________] or assigns (the "Holder"), is entitled to purchase, on the terms and conditions contained herein, in whole or in part, [________________] ([_____]) shares (the "Warrant Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), at the price of [$____] per Warrant Share (the "Warrant Purchase Price") at any time and from time to time during the Exercise Period (as such term is defined below). The number of Warrant Shares and the Warrant Purchase Price are subject to adjustment as set forth in Section 3.

        This Warrant (as such term is defined below) is subject to the following terms and conditions:

        1. DEFINITIONS. For the purposes of this Warrant, the following terms shall have the respective meanings set forth below.

        "Common Stock" shall have the meaning set forth in the preamble of this Warrant.

        "Company" shall have the meaning set forth in the preamble of this Warrant.

        "Designated Office" shall have the meaning set forth in Section 2.1 of this Warrant.

        "Exercise Period" shall mean the period commencing on the date of this Warrant and ending on the Expiration Date.

        "Expiration Date" shall mean ___________ __, 200[__].

        "Holder" shall have the meaning set forth in the preamble of this Warrant.

        "Option Rights" shall mean warrants, rights or options to subscribe for or purchase, or obligations to issue, or other securities exercisable or exchangeable for or convertible into any shares of Common Stock of the Company.

        "Other Property" shall have the meaning set forth in Section 3.2 of this Warrant.

        "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, political subdivision, agency, body or department thereof).

        "Purchase Agreement" shall mean that certain Purchase Agreement, dated as of _______ __, 199[__], among [__________], [__________] and [__________].

        "Warrant Purchase Price" shall have the meaning set forth in the preamble of this Warrant (as adjusted in accordance with the terms of this Warrant).

        "Warrant" shall mean this Warrant as originally issued pursuant to the Purchase Agreement, any amendment, restatement or amendment and restatement of such original Warrant, any warrant issued upon transfer, division or combination of, or in substitution for, such original Warrant or any other such Warrant. Upon partial exercise or partial transfer of any Warrant Shares, all remaining Warrants shall at all times be identical as to their terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

        "Warrant Shares" shall have the meaning set forth in the preamble of this Warrant.

2.      EXERCISE.

        2.1 Exercise; Delivery of Certificates. This Warrant may be exercised, at the option of the Holder, at any time and from time to time during the Exercise Period, for all or any part of the Warrant Shares. This Warrant may be exercised by delivering the payment of the Warrant Purchase Price for the number of Warrant Shares being purchased and concurrently surrendering this Warrant to the Company at its offices at 1122 Capital of Texas Highway South, Austin, Texas (the "Designated Office"), together with the Form of Exercise Subscription attached hereto duly completed and signed. The Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made therefor. Certificates for Warrant Shares so purchased shall be delivered to the Holder after this Warrant has been exercised, and, in case of a purchase of less than all of the Warrant Shares purchasable upon exercise of this Warrant, the Company shall cancel this Warrant and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the Warrant Shares. Each stock certificate so delivered shall be registered in the name of the Holder or, subject to compliance with applicable laws, such other name as shall be designated by the Holder.

        2.2 Payment of Warrant Price. Payment of the Warrant Purchase Price may be made, at the option of the Holder (i) by certified or official bank check,
(ii) by wire transfer, or (iii) by any combination of the foregoing. To the extent permitted by all of the Company's financing documents (including, without limitation, its indentures, preferred stock and credit agreements), by applicable securities laws (including Section 16 of the Securities Exchange Act of 1934), and provided there is no adverse tax or accounting consequences to the Company,
(a) the payment of the Warrant Purchase Price may be made by the surrender of outstanding shares of Common Stock owned by the Holder for the minimum period of time necessary to avoid adverse accounting treatment (if applicable); or (b) the exercise of the Warrant may be made by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the Warrant Purchase Price.

        2.3 No Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this paragraph, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay to Holder an amount in cash calculated by it to be equal to the then fair market value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.

3. ADJUSTMENTS TO THE NUMBER OF WARRANT SHARES AND TO THE WARRANT PURCHASE PRICE. The number of Warrant Shares for which this Warrant is exercisable and the Warrant Purchase Price shall be subject to adjustment from time to time as set forth in this Section 3.

        3.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

               (a) pay a dividend or other distribution on its Common Stock in shares of Common Stock or shares of any other class or series of capital stock,

               (b) subdivide its outstanding shares of Common Stock into a larger number of shares of such Common Stock, or

               (c) combine its outstanding shares of Common Stock into a smaller number of shares of such Common Stock,

then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the kind and number of shares of Common Stock that such Holder would have owned or have been entitled to receive immediately after such record date or effective date had this Warrant been exercised immediately prior to such record date or effective date. An adjustment made pursuant to this Section shall become effective immediately after the effective date of such event, but be retroactive to the record date, if any, for such event.

        Upon any adjustment of the number of Warrant Shares purchasable upon the exercise of this Warrant as herein provided, the Warrant Purchase Price per share shall be adjusted by multiplying such Warrant Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

        3.2 Reorganization, Merger, Consolidation or Disposition of Assets. If at any time the Company shall reorganize its capital, consolidate, merge or combine with or into another Person (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock of the Company), or the Company shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another Person, other than in a transaction provided for in Section 3.1, and, pursuant to the terms of such reorganization, reclassification, consolidation, merger, combination, sale, transfer or other disposition of assets, (i) shares of common stock of the successor or acquiring Person or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever in addition to or in lieu of common stock of the successor or acquiring Person or the Company ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock, common stock of the successor or acquiring Person, and/or Other Property which holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event would have owned or received immediately after and as a result of such event. In such event, the aggregate Warrant Purchase Price otherwise payable for the Warrant Shares issuable upon exercise of this Warrant shall be allocated among such securities and Other Property in proportion to the respective fair market values of such securities and Other Property as determined in good faith by the Board of Directors of the Company.

        3.3 Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 3:

               (a) When Adjustments To Be Made. The adjustments required by this
Section 3 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (b) Record Date. In case the Company shall fix a record date of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in shares of Common Stock or in shares of any other class or series of capital stock then all references in this Section 3 to the date of the issuance or sale of such shares of Common Stock or such other shares or securities shall be deemed to be references to such record date.

               (c) When Adjustment Not Required. If the Company shall fix a record date of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or other right to which the provisions of
Section 3.1 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, or rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

               (d) Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Warrant Purchase Price shall be adjusted or recalculated pursuant to this Section 3, the Company shall forthwith prepare a certificate setting forth the event requiring the adjustment or recalculation and the method by which such adjustment or recalculation was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 3.2) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Warrant Purchase Price, after giving effect to such adjustment, recalculation or change. The Company shall mail a copy of such certificate to be delivered to the Holder following the event which caused such adjustment or recalculation. The Company shall keep at the Designated Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective transferee of this Warrant designated by the Holder.

4.      MISCELLANEOUS.

        4.1 Restrictive Legend. This Warrant, any Warrant issued upon transfer of this Warrant and any Warrant Shares issued upon exercise of this Warrant or any portion thereof shall be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS AND ALL APPLICABLE STATE SECURITIES LAWS.

        4.2 Issuance and Reservation of Shares. As long as any Warrant Shares remain outstanding or are issuable with respect to outstanding Warrants, the Company agrees that: (a) the Warrant Shares shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock; and (b) at all times prior to the Expiration Date, the Company shall have reserved for issuance a sufficient number of authorized but unissued shares of Common Stock, to permit this Warrant to be exercised in full.

        4.3 Issue Tax. The issuance of shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax in respect thereof.

        4.4 No Voting Rights. Except as expressly set forth in this Warrant, nothing contained in this Warrant shall be construed as conferring upon the Holder (i) the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter, (ii) the right to receive dividends except as set forth in Section 3, or (iii) any other rights as a stockholder of the Company except as set forth in Section 4.3.

        4.5 Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

        4.6 Notices. All notices, requests, demands and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a)    If to the Holder, at:
                      [---------------------]
                      [---------------------]
                      [---------------------]
                      Attention:  [____________]
                      Telephone:    (___) ___-____
                      Facsimile:    (___) ___-____

               (b)    If to the Company, at:
                      IXC Communications, Inc.
                      1122 Capital of Texas Highway South
                      Austin, Texas 78746-6426
                      Attention: Jeffrey C. Smith, Senior Vice President,
                                 General Counsel and Secretary
                      Telephone: (512) 427-3959
                      Facsimile: (512) 328-7902

or at such other address or addresses as the Holders, or the Company, as the case may be, may specify by written notice given in accordance with this Section 4.6.

        4.7 Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company and the Holder of this Warrant, and their respective successors and permitted assigns and shall include, with respect to the Company, any Person succeeding the Company by merger, consolidation, combination or acquisition of all or substantially all of the Company's assets, and in such case, except as expressly provided herein, all of the obligations of the Company hereunder shall survive such merger, consolidation, combination or acquisition.

        4.8 Descriptive Headings. The descriptive headings of this Warrant are for convenience of reference only and do not constitute a part of this Warrant and are not to be considered in construing or interpreting this Warrant.

        4.9 Lost Warrant or Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or of a stock certificate evidencing Warrant Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver to Holder, a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        4.10 Termination Of This Warrant. This Warrant shall terminate and shall no longer be exercisable after the Expiration Date.

        4.11 Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws.

        4.12 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS WARRANT.

        4.13 Binding Arbitration. The parties hereby consent to the resolution by binding arbitration of all claims or controversies in any way arising out of, relating to or associated with this Agreement. Any arbitration required by this Agreement shall be conducted before a single arbitrator in Austin, Texas in accordance with the commercial arbitration rules of the American Arbitration Association then existing, and any award, order or judgment pursuant to such arbitration may be enforced in any court of competent jurisdiction. The arbitrator shall apply rules of Texas law and the parties expressly waive any claim or right to an award of punitive damages. All such arbitration proceedings shall be conducted on a confidential basis. Notwithstanding the foregoing, either party may seek injunctive or other equitable relief in a court of law without proceeding through arbitration.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representative on the date first above written.


                                    IXC COMMUNICATIONS, INC.,
                                    a Delaware corporation



                                    By:
                                       -----------------------------------------
                                            Name:
                                                --------------------------------
                                            Title:
                                                 -------------------------------

                          FORM OF EXERCISE SUBSCRIPTION

                (To be signed only upon exercise of this Warrant)


        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise such Warrant to purchase, __________________________________ (_____________) shares of Common Stock for an aggregate Warrant Purchase Price of ____________________________ Dollars ($____________________), such Warrant
Purchase Price to be paid as follows (fill in as applicable): certified or official bank check in the amount of $_____________________; wire transfer in the amount of $___________________; cancellation of _________________________
Warrant Shares; or surrender of __________________ shares of Common Stock. The undersigned requests that a certificate(s) for such shares be issued in the name of _______________________________, and delivered to, _________________________, whose address is .

        The undersigned represents that (i) it is acquiring such shares of Common Stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and (ii) it is an "accredited investor" (as such term is defined in Rule 501 of Registration D under the Securities Act).

Dated: ___________________ ___________________________________________________
                           Name of the Holder (must conform precisely to the name specified on the face of the Warrant)

                           -----------------------------------------------------
                           Signature of authorized representative of the Holder

                           -----------------------------------------------------
                           Print or type name of authorized representative

                           Social Security Number of the Holder: _______________

                           Address of the Holder:     __________________________
                                                      __________________________
                                                      __________________________






                                       -1-